                                                                   EXHIBIT 10.54

                         EXECUTIVE SEPARATION AGREEMENT


     THIS EXECUTIVE SEPARATION AGREEMENT (the "Agreement") is entered into this __ day of January, 1998, by and between Retix ("Company") and Steve Waszak ("Employee").

     WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship between them.

     NOW, THEREFORE, IT IS AGREED as follows:

                     I.  TERMS OF SEPARATION AND TRANSITION

     1. Employee's resignation as Vice President of Finance and Administration and Chief Financial Officer shall be deemed effective as of the close of business on December 27, 1997 (the "Termination Date"). Employee's resignation from any other positions with any other entity which may be deemed to be an affiliate of the Company shall also be effective on the Termination Date, other than with respect to Sonoma Systems and its subsidiaries, in which positions Employee shall continue at the discretion of the Board of Directors of such corporation.


     2.  In contemplation of the separation, the parties agree:

         (a) In addition to all regular compensation owing to Employee through the Termination Date, Employee shall be entitled to severance payments as follows: (i) an amount equal to three months of Employee's base rate of compensation as in effect immediately prior to the Termination Date shall be paid as soon as practical following the Effective Date (as defined in Section 6(d) below) of this Agreement; (ii) an additional amount also equal to three months of Employee's base rate of compensation as in effect immediately prior to the Termination Date shall be paid on the next regular Company payroll date occurring on or after March 31, 1998; (iii) a further payment of $70,000 payable on the execution of this Agrement by both parties; and (iv) a final severance payment of $30,000 payable on July 1, 1998.

         (b) The vesting of all options to purchase shares of Common Stock of the Company previously issued and outstanding under the Company's 1988 Stock Option Plan to Employee shall be accelerated in full with the effect that Employee shall be entitled to exercise all such options, or in the event they have been previously exercised, to have the underlying shares of Common Stock issued upon exercise of such options released from any rights of repurchase in favor of the Company.

         (c) All notes previously provided by Employee to the Company in connection with such exercises shall become due and payable in full on December 31, 1998 (the "Repayment Date") If Employee requests the release of any shares of the Company's Common Stock held as security for the payment of such notes by Employee in connection with the proposed sale or other disposition of such shares by Employee, Employee agrees to repay at least that percentage of the then outstanding principal owed under all such notes as is equal to the percentage of shares then held by the Company as security as a condition to the release of such shares.

         (d) Employee shall remain available to provide continuing reasonable and customary transition support as requested by the Company's current executive officers during the first six months following the Termination Date. Such support, generally in the form of telephonic, fax or e-mail communication shall be with respect to areas within the general scope of Employee's duties while he was employed as an executive officer by the Company. No additional compensation shall be paid for such transition support unless extraordinary in nature, in which case it shall be at Employee's option to provide such extraordinary support and for such additional compensation as may be agreed between the Company and Employee.

                II.  NON-DISCLOSURE AND NONCOMPETITION AGREEMENT

     3. Employee understands and agrees that his obligations to the Company under his existing Retix Employee Proprietary Information and Inventions Agreement between Employee and Company dated June 21, 1990 (the "Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit A, shall
                                                               ---------
survive termination of his relationship with Company under this Agreement.

     4. Executive hereby agrees that he shall not do any of the following on or prior to the Repayment Date without the prior written consent of the President or the Board of Directors of the Company:

         (a) Carry on anywhere in the United States any business or activity (whether directly or indirectly, as a partner, shareholder, principal, agent, director, affiliate or consultant) which is directly competitive with the business conducted by the Company at the time of termination of Executive's employment. It is agreed that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation, ownership of no more than five percent of the outstanding voting stock of a privately held corporation or ownership of no more than ten percent of the limited partnership interests of a partnership shall not constitute a violation of this provision.

         (b) Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct, his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

         (c) Solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company.

         (d) The covenants set forth in this Section 4 shall be effective commencing as of the date hereof and shall continue for so long as cash payments continue to be made to

Executive under this Agreement.

                            III.  RELEASE OF CLAIMS

     5. Employee agrees that the foregoing provisions represent settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement relating to Employee's employment with the Company including, without limitation,

         (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

         (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

         (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

         (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, and the California Fair Employment and Housing Act;

         (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

         (f) any and all claims for attorneys' fees and costs.

         The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     6. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this

Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

         (a) he should consult with an attorney prior to executing this
                                                -----
Agreement;

         (b) he has at least twenty-one (21) days within which to consider this Agreement;

         (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and

         (d) this Agreement shall not be effective (the "Effective Date") until the revocation period has expired.

     7. The Company and the Employee represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have had the opportunity to consult with legal counsel concerning, and are familiar with, the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of said code section, agree to waive expressly any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

                         IV.  OTHER PROVISIONS; GENERAL

     8. Each party agrees to refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

     9. Employee retains any rights to indemnification that he may have under California law. The Company will continue to be obligated to indemnify and defend Employee to the full extent required by California Labor Code Section 2802 and any rights under the Company's Articles of Incorporation, Bylaws and Indemnification Agreement between the Company and Employee dated as of September 27, 1994.

     10. This Agreement together with the written agreements referenced in this Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and together supersede and replace any and all prior agreements and understanding concerning Employee's relationship with the Company and his compensation by the Company.

     11. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

     12. This Agreement shall be governed by the laws of the State of California without reference to provisions concerning conflicts of laws.

     13. This Agreement is effective seven days after it has been signed by both parties.

     14. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     15. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS THEREOF, the parties have executed this Agreement on the respective dates set forth below.

                                    RETIX


Dated:  January ____, 1998          By
                                       ________________________________
                                        Bruce Brown, President & CEO


                                    EMPLOYEE


Dated:  January ____, 1998             ________________________________
                                        Steve Waszak

                                   EXHIBIT A
                                   ---------

                       PROPRIETARY INFORMATION AGREEMENT